Exhibit 31.2

I, Victor H. M. Ting, certify that:

1.         I have reviewed this Annual Report on Form 10-K/A of Trio-Tech International, a California corporation;

2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 26, 2021

/s/ Victor H. M. Ting Victor H. M. Ting, Chief Financial Officer and Vice President (Principal Financial Officer)